UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2004

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreement

On May 10, 2005, i2 Technologies, Inc. (the “Company”) announced that the Company and certain of its subsidiaries had entered into certain agreements with Dassault Systèmes S.A. (“DS”), a French Societe Anonyme, and/or its subsidiaries regarding the parties’ intention to jointly develop sourcing solutions based on DS’s V5 platform for the Product Lifecycle Management applications (the “Sourcing Solutions”).

The agreements regarding this transaction (the “Transaction”) consist of (i) an LLC Interest Purchase Agreement (the “Purchase Agreement”), dated May 9, 2005, among the Company, Enovia Corp., a subsidiary of DS (“Enovia”), i2 Technologies US, Inc., a subsidiary of the Company (“i2 US”), and SoftSRM LLC, a newly formed subsidiary of the Company (“SoftSRM”); (ii) a Perpetual Source Code License Agreement (the “License Agreement”), dated May 9, 2005, among DS, the Company and i2 US; and (iii) a Support Services and Maintenance Agreement (the “Maintenance Agreement”), dated May 9, 2005, among DS, i2 US and SoftSRM.

The Purchase Agreement provides that upon the satisfaction of certain closing conditions, Enovia will pay i2 US an amount equal to US $10 million in cash (the “Purchase Price”) to acquire all the equity interests in SoftSRM owned by i2 US (the “Acquisition”). The Purchase Price is subject to certain post-closing adjustments. After the closing of the Acquisition, SoftSRM and SoftSRM Development India Private Limited, a newly formed Indian subsidiary of SoftSRM (“SoftSRM Development”) will be wholly owned by Enovia. The conditions to closing include, but are not limited to, certain employees of SoftSRM and SoftSRM Development being employed by SoftSRM and SoftSRM Development at the time of the closing, and the source code of the software licensed to DS pursuant to the License Agreement meeting certain acceptance tests. If the Acquisition does not close, the License Agreement and the Maintenance Agreement will terminate.

The License Agreement provides for the grant by i2 US of a perpetual, irrevocable, worldwide, non-exclusive, fully paid license to use, execute, reproduce, display, modify and sub-license certain supplier relationship management software products owned or licensed by i2 US (the “i2 Components”). The License Agreement also contains certain restrictions on the Company and its subsidiaries’ rights to enter into similar agreements to license, distribute or transfer the i2 Components to third parties which are competitors of DS; provided that the Company and its subsidiaries shall not be restricted in further developing the i2 Components and marketing and licensing the i2 Components to third parties that are not competitors of DS. The software which is developed pursuant to the Transaction shall be owned by DS.

The Maintenance Agreement provides that i2 US shall provide certain support and maintenance services to DS in consideration of DS paying i2 US certain royalty fees upon the licensing by DS and its resellers of the Sourcing Solutions to third parties. The fees to be paid to i2 US are based on a percentage of the fees received by DS. The Maintenance Agreement contains the same restrictions on the Company’s and its subsidiaries’ right to enter into similar agreements with competitors of DS as is set forth in the License Agreement.

A copy of the Company’s press release announcing the Transaction described in this report is attached to this report as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press release dated May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: May 13, 2005

By:	/s/ Robert C. Donohoo
Robert C. Donohoo
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated May 10, 2005